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                                                                     EXHIBIT 1.1

[LOGO]
COLUMBIA
LABORATORIES, INC.

354 Eisenhower Pky.
Plaza 1 Second Floor
Livingston, NJ 07039

Tel: (973) 994-3999
Fax: (973) 994-3001

May 9, 2003

Biotech Value Plus Ltd.
Charlotte House, Charlotte Street
P.O. Box N 9204
Nassau, Bahamas

Dear Sirs:

     This letter sets forth the agreement of Biotech Value Plus Ltd. (the "Purchaser") and Columbia Laboratories, Inc. (the "Company") regarding the purchase by the Purchaser from the Company of the Company's common stock, par value $0.01 per share (the "Common Stock") on the date hereof. The parties agree as follows:

1. This Agreement relates to the purchase by the Purchaser of 510,204 shares of the Company's Common Stock (the "Shares") for an aggregate purchase price of $2,500,000, which purchase is being settled by the parties on May 12, 2003.

2. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. A copy of the duly executed resolutions of the Board of Directors of the Company is attached hereto as Exhibit "B". This Agreement has been duly executed and delivered on behalf of the Company by a duly authorized officer. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

3. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of the Bahamas. The Purchaser has all requisite corporate power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The Purchaser has complied, and will comply in all material respects with all applicable laws, including securities laws, in connection with its purchase of the Common Stock hereunder. The

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execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered on behalf of the Purchaser by a duly authorized officer. This Agreement constitutes, or shall constitute when executed and delivered by both parties, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

4. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, and the Purchaser shall be entitled to all rights accorded to a holder of the Common Stock.

5. The Company represents and warrants that (a) the shares of Common Stock issued by the Company to the Purchaser have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-3, Commission File Number 333-38230 (the "Registration Statement"); and (b) the Company will file a prospectus supplement to the Registration Statement in connection with this transaction. A copy of the Prospectus Supplement, to be filed with the Securities and Exchange Commission, is annexed hereto as Exhibit "B".

6. The Company will take all commercially reasonable action necessary on its part to list the Shares of Common Stock for trading on the American Stock Exchange system or any relevant market or system, if applicable.

7. The Company will continue to take all commercially reasonable action necessary to continue the listing or trading of its Common Stock on the American Stock Exchange or any relevant market or system, if applicable, and will comply in all respects with the Company's reporting, listing (including, without limitation, the listing of the Shares purchased by the Purchaser) or other obligations under the rules of the American Stock Exchange or any relevant market or system.

8. The Company has made available to the Purchaser true and complete copies of the filings filed with the Securities and Exchange Commission (the "Commission") since March 31, 2003 (collectively, the "Commission Filings"). The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, each of the Commission Filings complied in all material respects with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission promulgated thereunder, and, as of their respective dates, none of the Commission Filings referred to above contained any

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untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

9. The Company will promptly notify the Purchaser of (a) any stop order or other suspension of the effectiveness of the Registration Statement and (b) the happening of any event as a result of which the prospectus included in the Registration Statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

10. The Company may not issue a press release or otherwise make a public statement or announcement with respect to the completion of the transaction contemplated hereby without the prior consent of the Purchaser. Notwithstanding the foregoing, in the event the Company is required by law or regulation to issue such a press release or to make such a public statement or announcement, the Company shall consult the Purchaser on the form and substance of such press release, public statement or announcement.

11. The parties hereto will indemnify each other as provided in Exhibit "A" attached hereto against liability with respect to the Registration Statement (including, without limitation, the Prospectus Supplement) relating to the Shares which were sold by the Company to the Purchaser. For purposes of said Exhibit A, capitalized terms used therein without definition shall have the same meanings therein as are ascribed to said terms in this Agreement.

12. This Agreement and the legal relations between the parties hereto with respect to any purchase of Common Stock by the Purchaser hereunder shall be governed and construed in accordance with the substantive laws of the State of New York without giving effect to the conflicts of law principles thereunder.

13. The Purchaser represents and warrants that all information contained in the written materials furnished by the purchaser to the Company for use in the Registration Statement and the prospectus included in the Registration Statement, as supplemented by a Prospectus Supplement, is true and correct in all material respects.

     Delivery of an executed copy of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed copy of this Agreement and shall be effective and enforceable as the original.

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Please execute a copy of this letter which, when executed by the Purchaser, will constitute an Agreement between the Company and the Purchaser.

Very truly yours,

COLUMBIA LABORATORIES, INC.


By: /s/ David L. Weinberg
    -------------------------------
Name:  David L. Weinberg
Title: Vice President


Agreed to:

BIOTECH VALUE PLUS, LTD.


By: /s/ Anthony L. M. Inder Rieden
    -------------------------------
Name:  Anthony L. M. Inder Rieden
Title: Director

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                                   EXHIBIT 'A'

                            TERMS OF INDEMNIFICATION

l.   General Indemnity.

     (a) Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser, each of its directors, fund managers and officers, and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20(a) of the Securities Exchange Act, as amended (the "Exchange Act"), from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys'
fees) to which the Purchaser, each of its directors, fund managers and officers, and each person, if any, who controls the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to the Common Stock being sold to the Purchaser (including any Prospectus Supplement filed in connection with the transactions contemplated hereunder which are a part of it), or any amendment or supplement to it, or (ii) the omission or alleged omission to state in that Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the Company shall not be liable under this Section 1(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment (with no appeals available) that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act, undertaken or omitted to be taken by the Purchaser or such person through its bad faith or willful misconduct; provided, however, that the foregoing indemnity shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Registration Statement, any preliminary prospectus or the prospectus (or any amendment or supplement thereto); and provided, further, that with respect to the prospectus, the foregoing indemnity shall not inure to the benefit of the Purchaser or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of the prospectus were timely delivered to the Purchaser pursuant hereto and a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchaser or any such person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

     (b) The Company will reimburse the Purchaser and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser or any controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding, except that the Company will not be liable to the extent a claim or action which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in any Registration Statement, prospectus or Prospectus Supplement or any amendment or supplement to the thereto in

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reliance upon, and in conformity with, written information furnished by the
Purchaser to the Company for inclusion in the Registration Statement, prospectus or Prospectus Supplement.

     (c) Indemnification by the Purchaser. The Purchaser will indemnify and hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys' fees) to which the Company and each director, officer and person, if any, who controls the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus or Prospectus Supplement or any amendment or supplement to it or (ii) the omission or alleged omission to state in the Registration Statement or any prospectus or Prospectus Supplement or any amendment or supplement to it a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, the prospectus or Prospectus Supplement or an amendment or supplement thereto, and the Purchaser will reimburse the Company and each such director, officer or controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Company or the other person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding.

2.   Indemnification Procedures.

Promptly after a person receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under paragraph (a) or (b) of Section 1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from liability under paragraph (a) or (b) of Section 1, except to the extent such indemnifying party has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in paragraph (a) or (b) of Section 1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it

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would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

If for any reason the indemnification provided for in this agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in paragraph (a) or (b) of Section 1, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

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